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                                                                   Exhibit 10.17


                                  PEARSON INC.
                       EXCESS SAVINGS AND INVESTMENT PLAN



SECTION 1.        ESTABLISHMENT AND PURPOSE OF THE PLAN.

         1.1 ESTABLISHMENT. There is hereby established for the benefit of Participants an unfunded plan of voluntarily deferred compensation known as "The Pearson Inc. Excess Savings and Investment Plan".

         1.2 PURPOSE. The purpose of this Plan is to provide a means by which an Eligible Employee may, in certain circumstances, elect to defer receipt of a portion of his Compensation. The Plan also provides that the Employer shall, in certain instances, credit the Account of a Participant with an Employer Match.

SECTION 2.        DEFINITIONS.

                  The following words and phrases as used in this Plan have the following meanings:

         2.1 ACCOUNT. The term "Account" shall mean a Participant's individual account, as described in Section 5 of the Plan including, where necessary, sub-Accounts to separately account for the Employer Match and Prior Plan accounts.

         2.2 BOARD OF DIRECTORS. The term "Board of Directors" means the Board of Directors of the Company.

         2.3 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 COMMITTEE. The term "Committee" means the Plan Committee, the members of which are appointed by the Board of Directors. The Committee may act on its own behalf or through the actions of its duly authorized delegate.

         2.5      COMPANY. The term "Company" means Pearson Inc.

         2.6 COMPENSATION. The term "Compensation" shall have the meaning ascribed thereto in the 401(k) Plan but without regard to the limit contained in
Section 401(a)(17) of the Code; provided, however, that Compensation in excess of $750,000 in any Plan Year shall be disregarded under the Plan.

         2.7 ELIGIBLE EMPLOYEE. The term "Eligible Employee" means an employee of an Employer who has been selected by the Committee for participation in the Plan. Those employees whose rate of base salary is in excess of the
Section 401(a)(17) limitation, who are among a select group of management or highly compensated employees, and who are participants under the 401(k) Plan may be selected for participation. The Committee may discontinue a Participant's future eligibility to participate in the Plan in its discretion.

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         2.8      EMPLOYER. The term "Employer" means the Company, or such other affiliate of the Company that employs an Eligible Employee and that, with the permission of the Company, adopts the Plan.

         2.9 EMPLOYER MATCH. The term "Employer Match" means the amounts credited to a Participant's Account pursuant to Section 4.

         2.10 EXCESS SALARY REDUCTION CONTRIBUTIONS. The term "Excess Salary Reduction Contributions" means the portion of each payment of Compensation paid to a Participant during a Plan Year that he elects to defer under the terms of this Plan.

         2.11 401(k) PLAN. The term "401(k) Plan" means the Pearson Inc. Savings and Investment Plan as the same may be amended from time to time.

         2.12 LIMITATION. The term "Limitation" means the limitation on contributions to a defined contribution plan under Section 415(c), on compensation taken into account under Section 401(a)(17), or on elective deferrals under Section 402(g) of the Code.

         2.13 PARTICIPANT. The term "Participant" means an Eligible Employee who elects to have Excess Salary Reduction Contributions made to the Plan.

         2.14 PLAN. The term "Plan" means the Pearson Inc. Excess Savings and Investment Plan as set forth herein and incorporating the rules and procedures established by the Committee, as amended from time to time.

         2.15 PRIOR PLAN. The term "Prior Plan" means the Viacom Excess Investment Plan, the Paramount Communications, Inc. Corporate Annual Performance Plan and such other non-qualified deferred compensation plans as may be designated by the Committee.

SECTION 3.        PARTICIPATION.

         3.1 ELECTION TO PARTICIPATE. To become a Participant an Eligible Employee must elect to participate in the Plan at such time and in such form as determined by the Committee. Such election shall specify the rate of Excess Salary Reduction Contributions, which rate may be no less than 1% or more than 16% of Compensation. Excess Salary Reduction Contributions shall not commence until a Participant has reached a Limitation under the 401(k) Plan.

         3.2 AMENDMENT OR SUSPENSION OF ELECTION. Participants may change (including, suspend) their rate of Excess Salary Reduction Contributions as of the beginning of any calendar quarter by filing such form at such time in advance as prescribed by the Committee. Such new election shall be effective on a prospective basis beginning with the first payroll period of the quarter. A Participant shall not be permitted to make up suspended Excess Salary Reduction Contributions, and during any period in which a Participant's Excess Salary Reduction Contributions are suspended, the Employer Match to the Plan shall also be suspended.

SECTION 4.        EMPLOYER MATCH.

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         4.1     RATE. An Employer may elect to provide for an Employer Match.
The Employer Match shall be credited with respect to the Participant's Excess Salary Reduction Contributions at the rate of matching contributions contributed by the Participant's Employer under the 401(k) Plan, or such other rate as elected by the Employer. Until the Participant has become fully vested pursuant to Section 4.2, a separate sub-Account shall be maintained to record each Employer Match and earnings and losses credited with respect thereto.

         4.2 VESTING. A Participant shall be vested in his Employer Matching Sub-Account to the same extent he is vested in his employer matching account under the 401(k) Plan.

SECTION 5.       ACCOUNTS.

         5.1 CREATION OF ACCOUNTS. The Company shall maintain an Account (including, where necessary, appropriate sub-Accounts) in the name of each Participant. Each Participant's Account shall be increased by (i) the amount of the Participant's Excess Salary Reduction Contributions, (ii) the Employer Match, if any, made with respect thereto, (iii) earnings and appreciation determined by reference to the Participant's investment selections made pursuant to Section 5.2, and (iv) the amount credited to the Participant under a Prior Plan where applicable. Each Participant's Account shall be decreased by (i) payments made pursuant to Section 6, (ii) any forfeiture described in Section 6.2, and (iii) losses and depreciation determined by reference to the Participant's investment selections made pursuant to Section 5.2.

         5.2 INVESTMENTS. For purposes of determining the amount of earnings and appreciation and losses and depreciation to be credited to a Participant's Account, such Account shall be deemed invested in the investment options (designated by the Committee as available under the Plan) as the Participant may elect, from time to time, in accordance with such rules and procedures as the Committee may establish. However, no provision of this Plan shall require the Company or the Employer to actually invest any amounts in any fund or in any other investment vehicle.

         5.3 STATUS OF ACCOUNTS. Accounts established under the Plan are merely bookkeeping entries to record the amount payable under the terms of the Plan and do not represent an interest in any specific asset of the Company or any Employer or an actual investment in any particular investment vehicle.

SECTION 6.       PAYMENT.

         6.1 PAYMENT UPON TERMINATION. As soon as practicable after a Participant's termination with his Employer (and all affiliates of the Company), the Employer shall pay, or commence payment, to the Participant (or in the event of his death, to his beneficiary) an amount equal to the vested balance credited to the Participant's Account. A Participant shall elect, on such form and at such time in advance as determined by the Committee, from among the following payment options: (i) a lump sum, (ii) three annual installments each equal to the vested balance credited to the Account at the time of the installment payment multiplied by a fraction, the numerator of which is 1, and the denominator of which is three minus the number of installments previously paid,
(iii) five annual installments each equal the to the vested balance credited to the Account at the time of the installment payment multiplied by a fraction, the numerator of which is 1, and the denominator of which is five minus the number of installments previously paid, or (iv) such other payment option as may be permitted by the Committee. The Committee may adopt special

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payment rules that apply to Participants who were former participants in a Prior
Plan and where necessary shall maintain separate sub-Accounts to track their Prior Plan accounts.

         6.2 PAYMENT PRIOR TO TERMINATION. The Participant may at any time request a payment of an amount equal to all or any portion of the vested balance then credited to his Account. The Employer shall thereupon pay to the Participant 90% of the amount so requested, and the remaining 10% shall be forfeited by the Participant as a penalty for early payment.

         6.3 WITHHOLDING. All payments made under the Plan shall be subject to applicable tax withholding and other statutory deductions. The Employer may also withhold taxes from Compensation not deferred hereunder where such withholding may be required prior to actual payment of benefits under the Plan.

SECTION 7.        NATURE OF INTEREST OF PARTICIPANT.

         Participation in this Plan shall not create, in favor of any Participant, any right or lien in or against any of the assets of the Company or any Employer, and all amounts of Compensation deferred hereunder shall at all times remain an unrestricted asset of the Company or the Employer. All payments hereunder shall be paid in cash from the general funds of the applicable Employer and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of benefits hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between any Employer and a Participant or any other person, and each Employer's promise to pay benefits hereunder shall at all times remain unfunded as to the Participant, and the Participant shall be treated as an unsecured creditor of the Employer with respect thereto.

         Although the Plan is intended to constitute an "unfunded" plan for deferred compensation, the Company or any Employer may set aside assets in a trust or otherwise, to satisfy its obligations under the Plan; provided, however, that with respect to any payments not yet made to a Participant in respect of his or her Account, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of his or her Employer, and any such trust or other arrangement shall not create, in favor of any Participant, any right or lien in or against any of the assets of the Company or any Employer.

SECTION 8.        BENEFICIARY DESIGNATION.

         A Participant's beneficiary designation for this Plan shall automatically be the same as such Participant's beneficiary designation under the 401(k) Plan, unless a separate beneficiary form for this Plan has been properly filed.

SECTION 9.        ADMINISTRATION.

         9.1      COMMITTEE. This Plan shall be administered by the Committee.

         9.2 POWERS OF THE COMMITTEE. The Committee's powers shall include, but shall not be limited to, the power:

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               (i)      to determine who are Eligible Employees for purposes of
                        participation in the Plan.
               (ii) to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan, including without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision, and
               (iii) to adopt rules and procedures, and prescribe forms, consistent with the Plan, and amend such rules, procedures and forms as it deems appropriate.

         9.3 FINALITY OF COMMITTEE DETERMINATIONS. Determinations by the Committee and any interpretation, rule, or decision adopted by the Committee under the Plan or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representatives.

SECTION 10.    ASSIGNMENT.

          A Participant's right to receive payment under the Plan, and the Employer's obligation to make payment under the Plan, may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment; provided, however, that the Participant's Employer may assign its obligation to make payment under the Plan to any successor to all or any portion of the Employer's business, and provided further that the Employer may offset from any payment to which the participant is otherwise entitled under the Plan any amount owing by the Participant to the Employer.

SECTION 11.    NO EMPLOYMENT RIGHTS.

         No provisions of the Plan or any action taken by the Company, the Board of Directors, any Employer or the Committee shall give any person any right to be retained in the employ of any Employer, and the right and power of the Company and any Employer to dismiss or discharge any Participant is specifically reserved.

SECTION 12.    AMENDMENT, SUSPENSION AND TERMINATION.

         The Board of Directors shall have the right to amend, suspend, or terminate the Plan at any time, and each Employer shall have the right to terminate its participation if the Plan at any time. No amendment, suspension or termination shall, without the consent of a Participant, adversely affect such Participant's right to receive payment of the amount then credited to his Account.

SECTION 13.    GOVERNING LAW.

         The Plan shall in all respects be construed according to the laws of the State of New York, except where preempted by applicable Federal law.

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